UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                          Date of Report: October 21, 1996
                        (Date of earliest event reported)


                       UNIVERSAL AMERICAN FINANCIAL CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               New York             0-11321         11-2580136
               -----------------------------------------------
           (State or other       (Commission      (IRS Employer
           jurisdiction of       File Number)     Identification
            incorporation)                           Number)


           Mt. Ebo Corporate Park, Route 22, Brewster, New York 10509
           ----------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number
      including area code                                  (914) 278-4094

                             UNIVERSAL HOLDING CORP
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER ITEMS

On September 24, 1996, American Pioneer Life Insurance Company ("American Pioneer"), a wholly-owned subsidiary of the Company, entered into an assumption reinsurance agreement (the "Agreement") with First National Life Insurance Company ("First National"), an Alabama carrier, whereby American Pioneer will assume approximately $5 million of annual Medicare Supplement insurance premium sold by First National to members of the Florida Retired Educators Association ("FREA").

This Agreement was subject to the approvals of the Alabama Insurance Department (approval received on September 25, 1996), the Florida Insurance Department (approval received on October 8, 1996) and the Florida Retired Educators Association (approval received on October 4, 1996).

The Agreement became effective on October 8, 1996, retroactive to October 1, 1996, and covers approximately 3,000 individuals. As part of the Agreement, First National assigned its marketing agreement with FREA to American Pioneer. This agreement provides for American Pioneer to make available to all eligible members of FREA (approximately 12,000) certain insurance products, including Medicare Supplement, Home Health Care, Single Premium Deferred Annuities, Flexible Premium Deferred Annuities and Tax Sheltered Annuities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          UNIVERSAL AMERICAN FINANCIAL CORP.


                                          By: /s/ ROBERT A. WAEGELEIN
                                              ----------------------------
                                              Robert A. Waegelein
                                              Senior Vice President
                                              Chief Financial Officer

Dated:  October 21, 1996